ZURICH


November 1, 2007


Berthel Growth & Income Trust
701 Tama Street
Marion, IA  52302


Re:  Bond/Policy No. FIB 0005569 03

Dear Insured:

Acting upon your application, we offer you the enclosed bond/policy. The coverages, Limits and deductibles provided by the bond/policy may vary from those requested in your application. If there are differences in coverages, limits, or deductibles, these differences are a result of the negotiations we had in developing your bonding and/or insurance program, and they supersede what was requested in your application.

By retaining the bond/policy and paying the premium billed, you have accepted this offer of coverage as established by the enclosed bond/policy.


Yours sincerely,

/s/  Kay L. Lawson

Zurich Insurance Company
Kay L. Lawson




Zurich North America

7045 College Blvd. 4 Floor
Overland Park, KS
56211

http/www.Zurich.com

Direct Phone 913 596 3635
Direct Fax:    402 266 3311
E-Mail Kay Lawson@zurich.com

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The
F&D                           FINANCIAL INSTITUTION BOND                     Home Office
Companies               Standard Form No. 14, Revised to October, 1987       P.O. Box 1227
                                                                             Baltimore, MD21203

                 FIDELITY AND DEPOSIT COMPANY OF MARYLAND
           (stock insurance companies herein called Underwriter)
                                                           Bond No. FIB  0005569  03
DECLARATIONS

Item 1.   Name of Insured(herein called Insured)
          Berthel Growth & Income Trust
          Berthel SBIC, LLC

          Principal Address:

          701 Tama St.
          Marion                                                IA  52302
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Item 2.   Bond Period:  from 12:01 a.m. 11-01-07         to: 12:01 a.m. 11-01-08
          standard time at the Principal Address shown in Item 1. above.
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Item 3.   The Aggregate Liability of the Underwriter during the Bond Period shall be $     1,000,000
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Item.4    Subject to Section 4, and 11, hereof,
          The Single Loss Limit of Liability is    $      500,000

          And the Single Loss Deductible is        $            0

          Provided, however, that if any amounts are inserted below apposite specified Insuring Agreements or Coverage, those amounts shall be controlling. Any amount set forth below shall be part of and not in addition to amounts set forth above. (If an Insuring Agreement or Coverage is to be deleted, insert "Not Covered.")

          Amount applicable to:                                   Single Loss                Single Loss
                                                              Limit of Liability             Deductible

          Insuring Agreement (D)-FORGERY OR ALTERATION          $  NOT COVERED              $  NOT COVERED
          Insuring Agreement (E)-SECURITIES                     $  NOT COVERED              $  NOT COVERED
          Coverage on Partners                                  $  NOT COVERED              $  NOT COVERED
          Optional Insuring Agreements and Coverages:

          If "Not Covered" is inserted above opposite and specified Insuring Agreement or Coverage, such Insuring Agreement or Coverage and any other reference thereto in this bond shall be deemed to be deleted therefrom.

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Item 5.   The liability of the Underwriter is subject to the terms of the following riders attached hereto:
              F253             F258          F285         SR6200e

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Item 6.   The Insured by the acceptance of this bond gives notice to the
          Underwriters terminating or canceling prior bonds(s) or policy(ies) No.(s)FIB 0005569 -02 such termination or cancellation to be effective as of the time this bond becomes effective.

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                                         Countersigned by:_______________________________________________
                                                                 Authorized Representative

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